UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Kinder Morgan Canada Limited
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BENEFITS AT A GLANCE rated). Allocation can be made once a year to either a Health Spending account Page 1 of 3 Life & AD&D Company Paid Basic Life 2 x Annual Base Salary Earnings to a maximum of $850,000 Dependent Life - Spouse: $10,000, Children: $5,000 each Basic AD&D - 2 x Annual Base Salary, to a maximum of $500,000 Employee Paid Optional Life - Purchase units of $10,000, up to a combined Basic and Optional Life Insurance amount of $850,000 Option Dependent - Spouse: purchase units of $10,000, up to $500,000; Children: purchase a flat amount of $15,000 per child. Optional AD&D - Purchase units of $10,000 for you and/or your spouse to a maximum of $500,000. Health Care Company Paid Prescription Drugs - 100% prescription generic drugs (other than drugs used in the treatment of a sexual dysfunction, which are paid at 50% reimbursement) Paramedical - $500 per calendar year for each (100% reimbursement up to reasonable and customary limits) Practitioners: Osteopath, Podiatrist/ Chiropodist, Chiropractor, Naturopath, Massage Therapist, Speech Therapist, Physiotherapist, Psychologist/Social Worker, Acupuncturist Mental Health Care - 100% for diagnosis and assessment, 50% for all other treatment of mental or emotional illness subject to a combined maximum of $500 per Participant each benefit year. Orthotics - 70% of reasonable and customary costs, $200 per calendar year. Vision - Eyewear, contact lenses, intraocular lenses, industrial safety glasses, sunglasses. Adult: $225 per Participant each 24 months. Child: $125 per Participant each 12 months. Hearing Aids - $1,000 per 5 calendar years Other Medical Equipment - 100% of reasonable and customary costs for medical supplies and equipment prescribed by a physician Hospital Room - Covers 100% for a private hospital room up to $395 daily maximum; covers 100% for a semi-private hospital room up to $305 daily maximum. Any amount above the daily maximum may be eligible for payment from your Health Spending Account Home Care - $25,000 lifetime maximum per participant. Ambulance - 100% of reasonable and customary costs for emergency transportation to or from a hospital by an ambulance service when medically necessary. Air and rail transport is covered when normal ground transportation is not. Out of Province/Country Emergency - 60 Days 100% of reasonable and customary costs for hospital care and treatment required due to a medical emergency beyond what are covered by provincial health care plan. Lifetime Maximum payment is $5 million/person/incident. Wellness $1,000 per year for all permanent full-time employees (new hires, part-time employees and employees on a leave of absence will have their amount pro-(non-taxable) or Wellness cash payment (taxable) or a combination of both.

BENEFITS AT A GLANCE

PEMBINA

<table>
<tr><td rowspan="3">Dental</td><td rowspan="3">Company Paid</td><td>Basic Services - 100% Basic Dental Services • oral exams, x-rays, routine diagnostic/laboratory procedures, scaling & polishing, fluoride treatment, fillings & restorations, minor surgical procedures, periodontal & endodontic services. Refer to employee booklet for details</td></tr>
<tr><td>Major - 80% of the costs for major dental services, up to $2,000/person/year. Bridges, Crowns, Inlays, Veneers, Dentures.</td></tr>
<tr><td>Orthodontics - 50% of the costs for orthodontic services, to a lifetime max. of $2,000/person (adults & children)</td></tr>
<tr><td rowspan="2">Disability Coverage</td><td rowspan="2">Company Paid</td><td>Short Term Disability - salary continuance up to 26 weeks in the event of illness, injury, or disability. Coverage level is either 66.67% or 100% of base earnings and length of service.</td></tr>
<tr><td>Long Term Disability - Pays a monthly benefit of 66.67% of base earnings.</td></tr>
<tr><td>Employee Assistance Plan</td><td>Company Paid</td><td>Confidential counseling, financial consultation, legal advisory, career counselling services etc. available to Pembina employees and their immediate family members.</td></tr>
<tr><td rowspan="2">Wealth Accumulations Plans</td><td>Company match</td><td>Group Savings Plan - Company will match 100% of employee contribution up to a maximum of 5% of the employee Base Salary – Investment vehicles are RRSP, EPSP and TFSA</td></tr>
<tr><td>Company Only Contributions</td><td>Registered Pension Plans (RPP) - Pembina's pension plan eligibility and contributions are based on a point system that is calculated by adding your Age + Pembina Service on January 1 of the Calendar year.

• Less than 40 points - Pembina will contribute 5% of your base earnings to a Defined Contribution (DC) Pension Plan.
• Between 40 and 50 points - Pembina will contribute 10% of your base earnings to a Defined Contribution (DC) Pension Plan
• 50 points or greater - Pembina's contribution to your DC Pension will cease and you will be enrolled in the Pembina Defined Benefit (DB) Pension Plan.</td></tr>
<tr><td>Vacation Entitlement</td><td>Company paid time off</td><td>Vacation Program – Pembina recognizes prior industry and life experience (Related Service Credit) when determine vacation entitlements

<table><tr><td>Related Service Credit (RSC)</td><td>Annual Entitlement each January</td></tr><tr><td>1st year through the 9th year</td><td>15 working days- 120 hrs.</td></tr><tr><td>10th year through the 19th year</td><td>20 working days- 160 hrs.</td></tr><tr><td>20th year through the 24th year</td><td>25 working days- 200 hrs.</td></tr><tr><td>25th year</td><td>30 working days – 240 hrs.</td></tr></table></td></tr>
</table>

The company reserves the right to change, add, or delete any of the above benefit programs any time at their discretion.

Note to Kinder Morgan Employees: Pembina has provided this high level summary of benefits that it typically provides to new hires in Canada. This is only illustrative of Pembina's benefits package and it will later provide additional information to employees that it hires in connection with the acquisition. Receipt of this information does not imply a go-forward offer with Pembina. Kinder Morgan makes no representations regarding Pembina's terms and conditions of employment.

Page 2 of 3

Additional Information and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed transaction between KML and Pembina anticipates that the offer and sale of Pembina shares will be exempt from registration under the United States Securities Act of 1933, as amended (the Securities Act), pursuant to Section 3(a)(10) of the Securities Act. Consequently, such shares will not be registered under the Securities Act or any state securities laws in the United States. In connection with the proposed transaction, KML will file a proxy statement, as well as other materials. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by KML with the SEC at http://www.sec.gov, the SEC’s website, or from KML’s website (www.kindermorgancanadalimited.com) under the tab, “Investor Relations” and then under the heading “SEC Filings.” Participants in the Solicitation KML, Kinder Morgan, Inc. (KMI) and Pembina, and their respective directors and certain of their executive officers, may be deemed, under SEC rules, to be participants in the solicitation of proxies from the KML shareholders with respect to the proposed transaction. Information regarding KML’s officers and directors is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on April 18, 2019. Information regarding KMI’s officers and directors is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on March 29, 2019 Information regarding Pembina’s officers and directors is included in the Management Information Circular for its 2019 annual meeting of common shareholders filed with the SEC as Exhibit 99.1 to Form 6-K on March 29, 2019. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction. Page 3 of 3